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                                                                    EXHIBIT 99.4

AT THE COMPANY:
Paul Schmitt Chief Financial Officer
(630) 562-4720
AT CREDIT SUPPORT INTERNATIONAL:
Jim Mayer, Managing Member
(630) 440-1515


FOR IMMEDIATE RELEASE - CLOSE OF BUSINESS
TUESDAY, FEBRUARY 10, 2004


              M-WAVE ANNOUNCES ITS STRATEGIC OPERATING ALLIANCE AND
                   A MAJOR RESTRUCTURING OF ITS BALANCE SHEET


WEST CHICAGO, IL., FEBRUARY 10, 2004---M-Wave, Inc. (NASDAQ: MWAV) today announced a major restructuring of its balance sheet and its operating model that includes the sale of its West Chicago plant and equipment to firms associated with the signing of a Strategic Operating Alliance (SOA) agreement with Franklin Park, IL based American Standard Circuits, Inc. (ASC). In connection with the asset sales and signing of the SOA agreement, M-Wave also announced retirement of its $2.422M debt to Bank One, NA that included releases of liens on the collateral securing the note. It further indicated that delinquent balances to trade creditors would be reduced in line with its previously negotiated terms.

M-Wave, Inc., through its wholly owned manufacturing subsidiary, Poly Circuits, Inc., historically has been a value-added, domestic producer and international service provider of high performance printed circuit boards (PCBs) used in a variety of digital and high frequency communications (RF) applications.

M-Wave's restructuring began in May 2003, necessitated by a continued and unprecedented fall of the telecom sector, with the resultant 70% loss of its sales. It was determined that the company could not absorb its direct and administrative costs based on then current and projected business levels, nor could it efficiently manufacture digital and RF PCB's. "M-Wave would never have achieved profitability or positive cash flow with its level of sales given its debt, operating inefficiencies and administrative cost structure. Its skill-sets were not strong in digital manufacturing and the fact was that direct manufacturing had to be immediately overhauled," stated Jim Mayer, Managing Member of Credit Support International (CSI), M-Wave's Chief Restructuring Advisor.

The heart of M-Wave's business model is not to be a low-cost domestic manufacturer, but to operate a low-cost, high performance supply chain "pipeline" that offers middle market customers a "cradle-to-grave" approach to digital and RF PCB procurement, beginning with the birth of a product that requires domestic quick-turn, proto-types, pilot production runs, and that evolves into mass production in Asia. The company had, from its Singapore office, achieved working partnerships with more than 20 Asian manufacturers where M-Wave extended its procurement and supply-chain services for its middle-market customers, a process referred to as "Virtual Manufacturing" (VM). "In the U.S., M-Wave's challenge was to do the same thing, but dissimilarly, to remain hands-on with the manufacturing process without absorbing the risks or the direct costs - not an easy task from any perspective," stated Mayer.

In response to the challenge, M-Wave management and advisors developed the Strategic Operating Alliance (SOA) concept under which the company, after significant due diligence and investigation of several local PCB producers, has teamed with a "best-in-class" local manufacturer: American Standard Circuits, Inc. (ASC) of Franklin Park, IL (www.asc-i.com). Under the SOA agreement, within the West Chicago facility, production

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will transition from M-Wave to ASC, in a blending of a traditional outsourcing and a joint venture in one vehicle.

"The SOA agreement enables ASC to immediately take over manufacturing at the company's facility, and, simultaneously acquire certain assets, allowing us to free up cash, reduce debt, while assuming joint tenancy in West Chicago with ASC, in a seamless transition that expands the company's Far East VM model to a domestic strategy as well," stated Joe Turek, M-Wave's CEO.

"I am very gratified to partner with M-Wave, and I think we will bring greater strength and sales to our respective firms in the future," stated Gordhan Patel, ASC's chief executive. Bob Duke, Director of Sales in-turn remarked, " In our pre-SOA testing, ASC more than satisfied our expectations for turnaround time and quality production, and has put us in a good position to exploit future sales."

Further Highlights of Realignment, Restructuring and SOA

                  (a) Under the SOA, ASC will provide the domestic manufacturing required by M-Wave's customers and be paid for finish product as a supplier to the company. M-Wave will maintain the sales, support, manufacturing oversight, and logistics for its customers. The term of the SOA agreement is initially two years.

                  Under the SOA, M-Wave issued 5-year warrants to Mr. Patel for the purchase of 500,000 shares of its common stock at $1.35 per share, which vest on the first anniversary of the SOA agreement or upon an earlier sale of M-Wave, and was granted by ASC the right to receive 8% of the gain over book value arising from a sale of ASC occurring on or after the first anniversary of the SOA agreement.

                  (b) M-Wave sold its West Chicago plant to an affiliate of ASC for a cash price of approximately $2,000,000. ASC has leased the manufacturing portion of that plant from the new owner to enable it to manufacture as required under the SOA.

                  (c) M-Wave has leased a portion of the West Chicago facility to maintain its offices from which it will operate its domestic and international VM, supply chain management, and consulting businesses in close proximity to the domestic manufacturing being performed for its customers by ASC.

                  (d) M-Wave sold the major portion of its manufacturing equipment at the West Chicago facility to a newly formed limited liability company (LLC) for a cash price of $800,000 and a 20% preferred and secured interest in that entity. ASC is the other member of the LLC and has leased the use of the equipment from it. M-Wave's preferred interest enables it to receive, in any liquidation, the cash proceeds of the present value of the equipment in excess of the $800,000 already received (approximately $775,000) before ASC receives any distribution, and distributions are thereafter made 80% to ASC and 20% to M-Wave.

Continuing with its restructuring strategy, M-Wave confirms its intention to sell its prior plant and improvements located in Bensenville, Illinois as soon as practicable. The proceeds of any such sale will be applied, together with other cash on hand or available from working capital financing, to satisfy outstanding delinquent obligations to third-party vendors and for operating needs as part of the company's restructuring.

The company expects to make further announcements as developments occur.

About M-Wave
Established in 1988 and headquartered in the Chicago suburb of West Chicago, Illinois, M-Wave is a value-added service provider of high performance circuit boards. The Company's products are used in a variety of telecommunications and industrial electronics applications. M-Wave services customers like Federal Signal on



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digital products and Celestica -Nortel and Remec with its patented bonding technology, Flexlink II(TM),and its supply chain management services including Virtual Manufacturing (VM) and the Virtual Agent Procurement Program (VAP) whereby customers are represented in Asia either on an exclusive or occasional basis in sourcing and fulfilling high volume and technology circuit board production in Asia through the Company's Singapore office. The Company trades on the Nasdaq National market under the symbol "MWAV." Visit the Company on its web site at www.mwav.com.

About CSI
Established in 1991 by a European-American joint venture between Groupe Warrant of Belgium and DiversiCorp, Inc. of Dallas, Texas, CSI provided cross-border collateral control that linked lenders to their assets located both inside the U.S. and Western Europe. In 1998 CSI was split off from the two partner companies and evolved into a specialized consulting firm devoted to transitional and troubled middle market companies. Jim Mayer, its Managing Member, has 18 years of experience including 12 years as CEO of DiversiCorp, Inc. and has managed or directed more than 50 engagements with troubled companies and provided a variety of services directly to clients including: due diligence, workout, collateral control, corporate restructuring, bankruptcy support, cross-border secured finance and interim management. Mayer has served on several boards of directors including the Turnaround Management Association.

THIS NEWS RELEASE CONTAINS PREDICTIONS AND OTHER FORWARD-LOOKING STATEMENTS THAT INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES. WHILE THIS OUTLOOK REPRESENTS OUR CURRENT JUDGMENT ON THE FUTURE DIRECTION OF THE BUSINESS, SUCH RISKS AND UNCERTAINTIES COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM ANY FUTURE PERFORMANCE SUGGESTED ABOVE. SUCH RISKS AND UNCERTAINTIES INCLUDE THOSE FACTORS DETAILED IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K AND OTHER REPORTS FILED BY THE COMPANY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.





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